CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Equity Funds IV of our report dated November 30, 2022, relating to the financial statements and financial highlights, which appears in Delaware Opportunity Fund’s Annual Report on Form N-CSR for the year ended September 30, 2022. We also consent to the reference to us under the heading “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 19, 2023